Exhibit 99.1

News Release NYSE: MYE

Contact(s):
Donald A. Merril, Vice President & Chief
Financial Officer (330) 253-5592

FOR IMMEDIATE RELEASE

Max Barton, Director, Corporate Communications
& Investor Relations (330) 253-5592

Myers Industries Completes Sale of Rubber Products Businesses

November 2, 2009, Akron, Ohio — Myers Industries, Inc. (NYSE: MYE) today announced that it has completed the sale of its Buckhorn Rubber Products, Inc. (BRP) and Michigan Rubber Products, Inc. (MRP) businesses to Zhongding Sealing Parts (USA), Inc., a subsidiary of China-based Zhongding Sealing Parts Co. Ltd. Part of Myers Industries’ Automotive and Custom Segment, BRP of Hannibal, Missouri, and MRP of Cadillac, Michigan, provide engineering and manufacturing of rubber original equipment parts for automotive, heavy truck, agriculture and construction markets. Final net proceeds from the sale were approximately $10.0 million.

The transaction follows Myers Industries’ earlier announcement that it is reviewing options, “from further internal restructuring to the potential sale of businesses,” to better align its Automotive and Custom Segment with the Company’s long-term performance and growth strategies. Remaining businesses in the segment include Ameri-Kart and WEK Industries, both custom plastic molders, and Patch Rubber Company, a manufacturer of rubber tire service products and custom rubber products.

Beginning with the 2009 third quarter financial reporting, the BRP and MRP businesses were reflected as discontinued operations for Myers Industries.

About Myers Industries
Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets. The Company is also the largest wholesale distributor of tools, equipment and supplies for the tire, wheel and undervehicle service industry in the U.S. The Company had 2008 net sales of $813.5 million from continuing operations. Visit www.myersind.com to learn more.

Caution on Forward-Looking Statements: Statements in this release may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking.” Words such as “expect,” “believe,” “project,” “plan,” “anticipate,” “intend,” “objective,” “goal,” “view,” and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s control, that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; raw material availability, increases in raw material costs, or other production costs; future economic and financial conditions in the United States and around the world; ability to weather the current economic downturn; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; the Company’s ability to execute the components of its Strategic Business Evolution process; and other risks as detailed in the Company’s 10-K and other reports filed with the Securities and Exchange Commission. Such reports are available from the Securities and Exchange Commission’s public reference facilities and its web site at http://www.sec.gov, and from the Company’s Investor Relations section of its web site, at http://www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.

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1293 South Main Street • Akron, Ohio	44301 • (330) 253-5592 • Fax: (330) 761-6156	NYSE / MYE